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                                                                    Exhibit 3.1

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                            JAG MEDIA HOLDINGS, INC.

                 (Pursuant to Sections 78.385 and 78.390 of the
                            Nevada Revised Statutes)

                  The undersigned officer of JAG MEDIA HOLDINGS, INC., a corporation organized and existing under the laws of the State of Nevada (the "Corporation"), does hereby certify on behalf of the Corporation as follows:

                  FIRST: The name of the Corporation is "JAG Media Holdings,
Inc."

                  SECOND: The Articles of Incorporation of the Corporation were filed in the Office of the Secretary of State of Nevada on December 16, 1997 and subsequently amended on March 18, 1999, April 8, 2002, April 11, 2003 (by the filing of a Certificate of Designation with respect to the Corporation's Series 2 Class B common stock) and June 24, 2003 (by the filing of a Certificate of Designation with respect to the Corporation's Series 3 Class B common stock) (the "Articles of Incorporation").

                  THIRD: Article FOURTH of the Articles of Incorporation of the Corporation is hereby amended to read as follows:


         The aggregate number of shares which the Corporation shall have the authority to issue is Three Hundred Million Four Hundred Forty Thousand (300,440,000) of which:

         (a) Two Hundred Fifty Million (250,000,000) shares shall be common stock, par value $0.00001;

         (b) Four Hundred Forty Thousand (440,000) shares shall be Class B common stock, par value $0.00001, of which (i) 400,000 shares shall be designated as "Series 2 Class B common stock" and
                  (ii) 40,000 shares shall be designated as "Series 3 Class B common stock"; and

         (c) Fifty Million (50,000,000) shares shall be preferred stock, par value $0.00001.




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         Upon this Certificate of Amendment of Articles of Incorporation becoming effective pursuant to the laws of the State of Nevada (the "Effective Time"), each share of the Corporation's Class A common stock, par value $0.00001, then issued, and each share of the Corporation's Series 1 Class B common stock, par value $0.00001, then issued, in each case including shares held in the treasury of the Corporation, shall be reclassified as one (1) share of fully paid and nonassessable common stock. As soon as practicable after the Effective Time, the Corporation's transfer agent shall mail a transmittal letter to each record holder, as of immediately prior to the Effective Time, of the Class A common stock and Series 1 Class B common stock requiring each holder to exchange his or her certificate. Each holder of any certificate or certificates that immediately prior to the Effective Time represented the Class A common stock and Series 1 Class B common stock, upon surrender of a certificate or certificates to the Corporation or its transfer agent and confirmation of the name(s) of the record and beneficial owner(s) of the shares represented by such certificate, shall be entitled to receive, subject to the succeeding sentence, certificates representing a number of shares of common stock equal to the number of shares of Class A common stock and the number of shares of Series 1 Class B common stock reflected on the surrendered certificate or certificates. The Corporation will not issue certificates representing fractional shares of common stock. All stockholders of record on the record date must surrender the physical share certificates representing shares of the Corporation's Class A common stock and Series 1 Class B common stock for new share certificates representing the common stock.

1. Common Stock.

         The voting powers, designations, preferences, limitations, restrictions and relative rights of the common stock shall be as follows:

         (a) Voting Rights. Except as required by law, at every meeting of stockholders of the Corporation, every holder of common stock shall be entitled to one vote, in person or by proxy, for each share of common stock outstanding in such holder's name on the stock transfer records of the Corporation.

         (b) Distribution of Assets. Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any other of the Corporation's securities, the holders of the common stock, Series 2 Class B common stock and Series 3 Class B common stock will be entitled to receive all the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

         (c) Dividends. Holders of common stock, Series 2 Class B common stock and Series 3 Class B common stock shall be entitled to receive, on an equal basis, such dividends, payable in cash or otherwise, as may be declared thereon by the Board of Directors from time to time out of the assets or funds of the Corporation legally available therefor.

         (d) Share Certificates. Share certificates shall be issued to represent the common stock which will specify the number of shares represented by such certificate and the name(s) of the record and beneficial owner(s) of such shares. Shares of common stock may be transferred only on the books of the Corporation in person or by duly authorized attorney upon surrender of said certificate properly endorsed and specifying the new beneficial owner.




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2. Series 2 Class B common stock

         (a) Designation and Amount. The shares of such series shall be designated as "Series 2 Class B common stock" and the number of shares constituting such series shall be Four Hundred Thousand (400,000).

         (b) No Voting Rights. Except as required by law, holders of shares of Series 2 Class B common stock shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation.

         (c) Distribution of Assets. Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any of the Corporation's securities other than common stock, the holders of the Series 2 Class B common stock, Series 3 Class B common stock and common stock will be entitled to receive all the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

         (d) Dividends. Holders of Series 2 Class B common stock, Series 3 Class B common stock and common stock shall be entitled to receive, on an equal basis, such dividends, payable in cash or otherwise, as may be declared thereon by the Board of Directors from time to time out of the assets or funds of the Corporation legally available therefor.

         (e) Mandatory Redemption. (1) No redemption of the Series 2 Class B common stock shall be authorized or made except as provided herein. Each share of the Series 2 Class B common stock must be redeemed by the Corporation, to the fullest extent permitted by law, within six (6) months (or as soon thereafter as permitted by law) following final resolution of the Corporation's lawsuit against certain brokerage firms (JAG Media Holdings, Inc. v. A.G. Edwards & Sons et al) which is, as of the date of this resolution, pending in U.S. District Court for the Southern District of Texas or any successor or other lawsuit relating to the subject matter thereof in which the Corporation (or any successor-in-interest) is named as a plaintiff (the "Lawsuit"), which date shall be determined by the Board of Directors (the "Redemption Date"). The Redemption Price for each share of the Series 2 Class B common stock shall be equal to the greater of (i) par value or (ii) the amount obtained by dividing (a) ninety percent of the net proceeds to the Corporation of the Lawsuit after payment of fees and expenses incurred in connection with such lawsuit and all taxes on net income accrued or paid with respect to such amount, by (b) the total number of shares of Series 2 Class B common stock issued and outstanding as of the Redemption Date, which amount shall be rounded to the nearest whole cent. Notice of the redemption by the Corporation of the outstanding shares of Series 2 Class B common stock (the "Redemption Notice") shall be given by first class mail, postage prepaid, mailed not less than 30 days prior to the Redemption Date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation; provided, however, that no failure to give such notice, nor any deficiency therein, shall affect the validity of the procedure for the redemption of any shares of Series 2 Class B common stock to be redeemed except as to the holder or holders to whom the Company has failed to give such notice or whose notice was defective. The Redemption Notice shall state:

                  (A) the Redemption Price;

                  (B) the Redemption Date;

                  (C) that the holder is to surrender to the Corporation, at the place or places, which shall be designated in such redemption notice, its certificates representing the shares of Series 2 Class B common stock to be redeemed;


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                  (D) that dividends on the shares of the Series 2 Class B
         common stock to be redeemed shall cease to accumulate on the day prior to the Redemption Date unless the Corporation defaults in the payment of the Redemption Price; and

                  (E) the name of any bank or trust company performing the duties referred to in subsection (e)(5) below.

         (2) On or before the Redemption Date, each holder of Series 2 Class B common stock to be redeemed shall surrender the certificate or certificates representing such shares of Series 2 Class B common stock to the Company, in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the Redemption Price for such shares shall be payable to the holder thereof whose name appears on such certificate or certificates and who appears on the stock transfer records of the Corporation as the owner thereof, and the shares represented by each surrendered certificate shall be returned to authorized but unissued shares.

         (3) Unless the Company defaults in the payment in full of the Redemption Price, dividends on the Series 2 Class B common stock called for redemption shall cease to accumulate on the day prior to the Redemption Date, and the holders of such shares shall cease to have any further rights with respect thereto on the Redemption Date, other than the right to receive the Redemption Price, without interest.

         (4) If a Redemption Notice shall have been duly given, and if, on or before the Redemption Date specified therein, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the Series 2 Class B common stock called for redemption so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, all shares so called for redemption shall no longer be deemed outstanding, and all rights with respect to such shares shall forthwith on such Redemption Date cease and terminate, except only the right of the holders thereof to receive the amount payable on redemption thereof, without interest.

         (5) If a Redemption Notice shall have been duly given or if the Corporation shall have given to the bank or trust company hereinafter referred to irrevocable authorization promptly to give such notice, and if on or before the Redemption Date specified therein the funds necessary for such redemption shall have been deposited by the Corporation with such bank or trust company in trust for the pro rata benefit of the holders of the Series 2 Class B common stock called for redemption, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit, all shares so called, or to be so called pursuant to such irrevocable authorization, for redemption shall no longer be deemed to be outstanding and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive from such bank or trust company at any time after the time of such deposit the funds so deposited, without interest. The aforesaid bank or trust company shall be organized and in good standing under the laws of the United States of America or of any state thereof. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so set aside or deposited, as the case may be, and unclaimed at the end of three years from such Redemption Date shall, to the extent permitted by law, be released or repaid to the Corporation, after which repayment the holders of the shares so called for redemption shall look only to the Corporation for payment thereof.



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         (6) All interpretations of the redemption provisions contained in this
Section (e) and all determinations required to be made in connection with the Redemption Date and the Redemption Price, including, without limitation, the determination of which successor or related actions or proceedings may constitute a Lawsuit (as defined herein), shall be within the discretion of the Board of Directors and any such determination by the Board of Directors shall be final and conclusive, and actions by the Corporation in respect of this Section
(e) shall be taken at the direction of the Board of Directors. The Board of Directors may, but need not, appoint such agents, attorneys-in-fact and trustees as and with such revocable and irrevocable powers as it deems appropriate in its sole discretion to carry out the redemption provided for herein.

         (f) No Reissuance of Series 2 Class B common stock. None of the shares of Series 2 Class B common stock acquired by the Corporation by reason of redemption, purchase, or otherwise shall be reissued.

         (g) Business Day. If any payment or redemption shall be required by the terms hereof to be made on a day that is not a Business Day, such payment or redemption shall be made on the immediately succeeding Business Day. For the purposes of this Resolution, Business Day shall mean any day other than a Saturday, Sunday, national or relevant state holiday or any other day on which commercial banks in New York City are authorized or required by law to be closed.

         (h) Share Certificates. Share certificates shall be issued to represent the Series 2 Class B common stock which will specify the number of shares represented by such certificate and the name of the beneficial owner of such shares. Shares of Series 2 Class B common stock may be transferred only on the books of the Corporation in person or by duly authorized attorney upon surrender of said certificate properly endorsed and specifying the new beneficial owner.

         (i) Legend. The Series 2 Class B common stock will bear a legend to the following effect:

THE MANDATORY REDEMPTION PROVISIONS, DIVIDEND RIGHTS, VOTING POWERS, PREFERENCES, LIMITATIONS, RESTRICTIONS AND OTHER RIGHTS OF THE SERIES 2 CLASS B COMMON STOCK OF THE CORPORATION ARE SET FORTH IN FULL IN THE CERTIFICATE OF DESIGNATION OF THE SERIES 2 CLASS B COMMON STOCK OF THE CORPORATION, WHICH IS ON FILE WITH THE SECRETARY OF STATE OF THE STATE OF NEVADA AND AVAILABLE FREE OF CHARGE FROM THE SECRETARY OF THE CORPORATION UPON THE REQUEST OF ANY STOCKHOLDER OF THE CORPORATION.

3. Series 3 Class B common stock

         (a) Designation and Amount. The shares of such series shall be designated as "Series 3 Class B common stock" and the number of shares constituting such series shall be Forty Thousand (40,000).

         (b) No Voting Rights. Except as required by law, holders of shares of Series 3 Class B common stock shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation.

         (c) Distribution of Assets. Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any of the Corporation's securities other than common stock, the holders of the Series 3 Class B common stock, Series 2 Class B common stock and common stock will be entitled to receive all the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.


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         (d) Dividends. Holders of Series 3 Class B common stock, Series 2 Class
B common stock and common stock shall be entitled to receive, on an equal basis, such dividends, payable in cash or otherwise, as may be declared thereon by the Board of Directors from time to time out of the assets or funds of the Corporation legally available therefor.

         (e) Mandatory Redemption. (1) No redemption of the Series 3 Class B common stock shall be authorized or made except as provided herein. Each share of the Series 3 Class B common stock must be redeemed by the Corporation, to the fullest extent permitted by law, within six (6) months (or as soon thereafter as permitted by law) following final resolution of the Corporation's lawsuit against certain brokerage firms (JAG Media Holdings, Inc. v. A.G. Edwards & Sons et al) which is, as of the date of this resolution, pending in U.S. District Court for the Southern District of Texas or any successor or other lawsuit relating to the subject matter thereof in which the Corporation (or any successor-in-interest) is named as a plaintiff (the "Lawsuit"), which date shall be determined by the Board of Directors (the "Redemption Date"). The Redemption Price for each share of the Series 3 Class B common stock shall be equal to the greater of (i) par value or (ii) .0025% of ten percent of the net proceeds to the Corporation of the Lawsuit after payment of fees and expenses incurred in connection with such lawsuit and all taxes on net income accrued or paid with respect to such amount, which amount shall be rounded to the nearest whole cent. Notice of the redemption by the Corporation of the outstanding shares of Series 3 Class B common stock (the "Redemption Notice") shall be given by first class mail, postage prepaid, mailed not less than 30 days prior to the Redemption Date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation; provided, however, that no failure to give such notice, nor any deficiency therein, shall affect the validity of the procedure for the redemption of any shares of Series 3 Class B common stock to be redeemed except as to the holder or holders to whom the Company has failed to give such notice or whose notice was defective. The Redemption Notice shall state:

                           (A) the Redemption Price;

                           (B) the Redemption Date;

                           (C) that the holder is to surrender to the
                  Corporation, at the place or places, which shall be designated in such redemption notice, its certificates representing the shares of Series 3 Class B common stock to be redeemed;

                           (D) that dividends on the shares of the Series 3
                  Class B common stock to be redeemed shall cease to accumulate on the day prior to the Redemption Date unless the Corporation defaults in the payment of the Redemption Price; and

                           (E) the name of any bank or trust company performing
                  the duties referred to in subsection (e)(5) below.

                  (2) On or before the Redemption Date, each holder of Series 3 Class B common stock to be redeemed shall surrender the certificate or certificates representing such shares of Series 3 Class B common stock to the Company, in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the Redemption Price for such shares shall be payable to the holder thereof whose name appears on such certificate or certificates and who appears on the stock transfer records of the Corporation as the owner thereof, and the shares represented by each surrendered certificate shall be returned to authorized but unissued shares.



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                  (3) Unless the Company defaults in the payment in full of the
Redemption Price, dividends on the Series 3 Class B common stock called for redemption shall cease to accumulate on the day prior to the Redemption Date, and the holders of such shares shall cease to have any further rights with respect thereto on the Redemption Date, other than the right to receive the Redemption Price, without interest.

                  (4) If a Redemption Notice shall have been duly given, and if, on or before the Redemption Date specified therein, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the Series 3 Class B common stock called for redemption so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, all shares so called for redemption shall no longer be deemed outstanding, and all rights with respect to such shares shall forthwith on such Redemption Date cease and terminate, except only the right of the holders thereof to receive the amount payable on redemption thereof, without interest.

                  (5) If a Redemption Notice shall have been duly given or if the Corporation shall have given to the bank or trust company hereinafter referred to irrevocable authorization promptly to give such notice, and if on or before the Redemption Date specified therein the funds necessary for such redemption shall have been deposited by the Corporation with such bank or trust company in trust for the pro rata benefit of the holders of the Series 3 Class B common stock called for redemption, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit, all shares so called, or to be so called pursuant to such irrevocable authorization, for redemption shall no longer be deemed to be outstanding and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive from such bank or trust company at any time after the time of such deposit the funds so deposited, without interest. The aforesaid bank or trust company shall be organized and in good standing under the laws of the United States of America or of any state thereof. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so set aside or deposited, as the case may be, and unclaimed at the end of three years from such Redemption Date shall, to the extent permitted by law, be released or repaid to the Corporation, after which repayment the holders of the shares so called for redemption shall look only to the Corporation for payment thereof.

                  (6) All interpretations of the redemption provisions contained in this Section (e) and all determinations required to be made in connection with the Redemption Date and the Redemption Price, including, without limitation, the determination of which successor or related actions or proceedings may constitute a Lawsuit (as defined herein), shall be within the discretion of the Board of Directors and any such determination by the Board of Directors shall be final and conclusive, and actions by the Corporation in respect of this Section (e) shall be taken at the direction of the Board of Directors. The Board of Directors may, but need not, appoint such agents, attorneys-in-fact and trustees as and with such revocable and irrevocable powers as it deems appropriate in its sole discretion to carry out the redemption provided for herein.

         (f) No Reissuance of Series 3 Class B common stock. None of the shares of Series 3 Class B common stock acquired by the Corporation by reason of redemption, purchase, or otherwise shall be reissued.

         (g) Business Day. If any payment or redemption shall be required by the terms hereof to be made on a day that is not a Business Day, such payment or redemption shall be made on the immediately succeeding Business Day. For the purposes of this Resolution, Business Day shall mean any day other than a Saturday, Sunday, national or relevant state holiday or any other day on which commercial banks in New York City are authorized or required by law to be closed.


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         (h) Share Certificates. Share certificates shall be issued to represent the Series 3 Class B common stock which will specify the number of shares represented by such certificate and the name of the beneficial owner of such shares. Shares of Series 3 Class B common stock may be transferred only on the books of the Corporation in person or by duly authorized attorney upon surrender of said certificate properly endorsed and specifying the new beneficial owner.

         (i) Legend. The Series 3 Class B common stock will bear a legend to the following effect:

THE MANDATORY REDEMPTION PROVISIONS, DIVIDEND RIGHTS, VOTING POWERS, PREFERENCES, LIMITATIONS, RESTRICTIONS AND OTHER RIGHTS OF THE SERIES 3 CLASS B COMMON STOCK OF THE CORPORATION ARE SET FORTH IN FULL IN THE CERTIFICATE OF DESIGNATION OF THE SERIES 3 CLASS B COMMON STOCK OF THE CORPORATION, WHICH IS ON FILE WITH THE SECRETARY OF STATE OF THE STATE OF NEVADA AND AVAILABLE FREE OF CHARGE FROM THE SECRETARY OF THE CORPORATION UPON THE REQUEST OF ANY STOCKHOLDER OF THE CORPORATION.

4. Preferred stock.

         The voting powers, designations, preferences, limitations, restrictions and relative rights of the preferred stock shall be as follows:

         The preferred stock may be issued from time to time in one or more series, the number of shares and any designation of each series and the voting powers, designations, preferences and relative, participating, optional, and other special rights of the shares of each series, and the qualifications, limitations and restrictions thereof, to be stated and expressed in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors, subject to the limitations prescribed by law.

                  FOURTH: The foregoing amendment has been duly adopted by a vote of stockholders holding a majority of the voting power of shares entitled to vote in accordance with the provisions of Section 78.390 of the Nevada Revised Statutes.


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         IN WITNESS WHEREOF, I have signed this Certificate of Amendment as of this ____ day of ____, 2004.



                          JAG MEDIA HOLDINGS, INC.


                          By:  _______________________________
                                Name:  Thomas J. Mazzarisi
                                Title: Chairman and Chief Executive Officer